For Immediate Release

U.S. ENERGY CORP. PROVIDES DRILLING PROGRAM AND BORROWING BASE REDETERMINATION UPDATES

ANNOUNCES ACCELERATED BAKKEN COMPLETION SCHEDULE WITH BRIGHAM EXPLORATION

ANNOUNCES DRILLING SUCCESS AND UPHOLE RECOMPLETION OF GULF COAST WELLS

ANNOUNCES INCREASE OF BORROWING BASE TO $22.5 MILLION

RIVERTON, Wyoming – April 7, 2011 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), today is pleased to provide the following updates on its oil and gas drilling initiatives and its credit facility with BNP Paribas.

Oil and Gas Drilling Initiatives Update:

North Dakota

Rough Rider Prospect

U.S. Energy Corp. recently received an updated completion schedule from its partner, Brigham Exploration, for the following four wells that have been drilled into the Bakken formation in North Dakota:

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The Brad Olson 9-16 #3H well is scheduled to begin completion operations in early April 2011.  The Company has an approximate 31% working interest (“WI”) and an approximate 25% net revenue interest (“NRI”) in this well.

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The Kalil Farms 14-23 #1H well and the MacMaster 11-2 #1H wells are scheduled for a simultaneous dual completion to begin in late April 2011.  The Company has an approximate 20% WI and an approximate 16% NRI in the Kalil Farms well, and an approximate 41% WI and an approximate 32% NRI in the MacMaster well.

Press Release
April 7, 2011

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The Hovde 33-4 #1H well is also anticipated to begin completion operations in late April 2011.  The Company has an approximate 25% WI and an approximate 20% NRI in this well.  The Hovde well and unit is a direct offset (to the west) of the Lloyd well and unit.  The Lloyd well recorded the Company’s highest initial production rate of over 4,000 BOE/D in January 2011.

Yellowstone and SE HR Prospects

Initial Three Well Program

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Zavanna has drilled two wells to total depth (“TD”) under the initial drilling program with USE, the Cheryl 14-23 #1H and the Olson 8-15 #1H.  U.S. Energy Corp. recently elected to increase its working interest in the Cheryl well from ~34% to ~39% WI with an ~30 % NRI and has an ~30% WI and an ~23% NRI in the Olson well.

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The Koufax 3-10 #1H well was spud during the last week of March and is currently drilling in the vertical portion of the well bore.  The Company has also recently elected to increase its interest in this well.  USE now has an ~20% WI and an ~15.4% NRI in this well.  The working interest increases in the Cheryl and Koufax wells are a result of non-participation by some working interest parties in the wells.

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As previously announced, the Company is also participating in a Murex Petroleum Corporation operated well in the Yellowstone area of mutual interest.  The Amy Michelle 16-23 #1H well spud mid-March and is currently drilling in the horizontal portion of the well bore.  The Company has an approximate 8.9% WI and an approximate 6.9% NRI in the well and anticipates that completion operations for the well will begin in June 2011.

Recently announced one well per month (April 1, 2011 – March 31, 2012) Zavanna drilling program (Precision Drilling Rig)

•	The first well in the Zavanna-Precision Drilling Rig program, the Wang 10-3 #1H, is scheduled to spud in mid April. The Company has an approximate 17.6% WI and an approximate 13.55% NRI in this well.

Zavanna plans to fracture stimulate each well using a slick water completion application and approximately 35 frac stages starting in July 2011.

Gulf Coast / Texas / Louisiana

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The LL Bean Prospect, which is operated by PetroQuest Energy (“PQ”) and is an estimated 4.55 BCF gas target, has been drilled to a TD of 10,350 feet and has encountered ~33 net feet of pay.  USE has elected to participate in the completion of the well and sales are expected to commence in 30-45 days.  Estimate that the initial production rate from the well will be 3-5 MMCFE/D.  U.S. Energy Corp. has an approximate 17% WI and an approximate13% NRI in this well.

Press Release
April 7, 2011

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PQ recently notified USE that the lower zone of the ALMI #8 well has been depleted and recommended moving uphole to complete a larger zone.  USE has elected to participate in the recompletion of this well in the upper zone which encountered approximately 54 feet of net pay during drilling.  As previously announced, the Company expects the initial production rate from the upper zone to be approximately 10-12 MMCFE/D.  It is anticipated that the time to recomplete the well and initiate sales is 10-14 days.  USE has a 50% WI and 36% NRI in this well.

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The KM Ranch # 1 well which is operated by Crimson Exploration is expected to spud on April 20th.  The well is an Eagle Ford “oil window” target located in Zavala, County Texas.  The well is planned to be drilled to a total drilling depth of approximately 12,500 feet (~6,000 ft. vertical, ~6,500 ft. horizontal), and to be completed with 14 fracture stimulation stages.  USE has an approximate 30% WI and an approximate 22.5% NRI in this well.  Estimated drilling and completion costs of this initial well are ~$6.9 million on an 8/8ths basis.

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The East Felmac well (Permian Basin, Houston Energy) has spud and is currently drilling through ~9,000 ft. depth.  The well is planned to be drilled to a total measured depth of 13,200 ft. and is targeting the Devonian and Kinderhook formations in the Permian Basin.  Houston Energy believes that these formations have a combined estimated resource potential of 1.0 MMBO.  The Company has an approximate 13.3% BCP WI / 10% ACP WI in the well.  Dry hole drilling costs are expected to be $1.6 million on an 8/8ths basis.

Borrowing Base Increase

In addition to the drilling updates, the Company is also pleased to announce that its borrowing base under its $75 million credit facility with BNP Paribas was increased to $22.5 million on March 28, 2011, based on the Company’s 2010 year end reserves.  The Company plans to utilize the borrowing base to further its exploration and development activities in 2011.

Remington Village

After reviewing several listing proposals, the Company plans on listing its Remington Village apartment complex for sale with a realty group during April 2011.  USE also anticipates closing on a $10 million conventional loan for the project in mid April 2011.

“We are very pleased with the progress we are making in our 2011 drilling programs in the Bakken and other regions of the country.  We now have an inventory of seven wells drilled in the Bakken and we are actively drilling two more, with many more wells scheduled to be drilled and completed this year,” stated Keith Larsen, CEO of U.S. Energy Corp.  “The accelerated completion of our four Bakken wells drilled with Brigham, the completion of the LL Bean and the recompletion of the ALMI #8 well should add meaningfully to our production in the near term while our anticipated cash flow and ample debt reserves will allow us to readily continue our drilling initiatives throughout 2011,” he added.

Press Release
April7, 2011

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About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of its oil and gas assets.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol “USEG”.

Disclosure Regarding Forward-Looking Statements

This news release includes statements which may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward-looking statements in this release relate to, among other things, USE's drilling of wells with industry partners, its ownership interests in those wells and their expected drilling and completion costs, anticipated spud and completion dates, oil and natural gas resource targets or goals for the wells, and estimated production rates.  There is no assurance that any of the wells (referenced in this press release) will be productive.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2010).  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com